Exhibit 1.1

Execution Version

ATLAS PIPELINE PARTNERS, L.P.

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$150,000,000

Equity Distribution Agreement

November 5, 2012

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Ladies and Gentlemen:

Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc. (the “Manager”) as follows:

1. Description of Units. The Partnership proposes to issue and sell through or to the Manager, as sales agent and/or principal, common units representing limited partner interests in the Partnership (“Common Units”), having an aggregate gross sales price of up to $150,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For the avoidance of doubt, the term Units as used in this Agreement refers only to the Common Units to be sold pursuant to this Agreement. The Units are further described in the Prospectus referred to herein. For purposes of selling the Units through the Manager, the Partnership hereby appoints the Manager as exclusive agent of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and the Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Units directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof.

2. Representations and Warranties. The Partnership represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) Registration. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File Number 333-183198) on Form S-3, including a related Preliminary Prospectus, for registration under the Act of the offering and sale of Common Units, including the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective. The Partnership has filed with the Commission the Prospectus relating to the Units in accordance with Rule 424(b). As filed, the Prospectus contains or incorporates by reference all information required by the Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, met or will meet the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Prospectus as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) Successor registration statement. To the extent that the Registration Statement is not available for the sales of the Units as contemplated by this Agreement, the Partnership shall file a new registration statement with respect to any additional Common Units necessary to complete such sales of the Units and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement (or any other successor registration statement with respect to the offering and sale of the Units), all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Preliminary Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) No material misstatements of omissions in Registration Statement. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), which information is specified in Section 18 hereof.

(d) Ineligible issuer. (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Units and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer; provided, that for purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an Ineligible Issuer (as defined in Rule 405) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.

(e) No other prospectus. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (in each case within the meaning of the Act) or used any “prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units pursuant to this Agreement by means of any “prospectus” (within the meaning of the Act) or use any “prospectus” (within the meaning of the Act) in connection with any such offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus, as defined in Rule 433, in connection with offers or sales of Units pursuant to this Agreement.

(f) Proceedings under the Act. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Units.

(g) Regulation M. The Common Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(h) No other sales agency agreements. Except pursuant to this Agreement, the Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Act.

(i) Market stabilization. The Partnership has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(j) Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(k) Formation and qualification of the Partnership and the Operating Partnership. Each of the Partnership and Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus, and is duly registered or qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse change in or effect on (i) the business, operations, properties, assets, liabilities, unitholders’ equity, earnings, condition (financial or otherwise), results of operations or prospects of the Partnership and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Partnership to perform its obligations under this Agreement.

(l) Formation and qualification of the General Partner. Atlas Pipeline Partners, GP, LLC, a Delaware limited liability company and the Partnership’s and the Operating Partnership’s general partner (the “General Partner” and, together with the Partnership, the Operating Partnership and the Subsidiaries (defined below), the “Atlas Parties”) has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business and to act as general partner of the Partnership and the Operating Partnership, and is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect.

(m) The general partner of the Partnership. The General Partner is the sole general partner of the Partnership with a 1.0101% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the agreement of limited partnership of the Partnership (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those created by or arising under the Delaware LP Act or the Partnership Agreement.

(n) Formation and qualification of the Subsidiaries. Each of Atlas Pipeline Mid-Continent Holdings, LLC, a Delaware limited liability company (“Mid-Continent Holdings”), APL Laurel Mountain, LLC, a Delaware limited liability company (“Laurel Mountain”), Atlas Pipeline Mid-Continent LLC, a Delaware limited liability company (“Mid-Continent LLC”), APL Barnett, LLC, a Delaware limited liability company (“APL Barnett”), Pecos Pipeline LLC, a Delaware limited liability company (“Pecos Pipeline”), Tesuque Pipeline, LLC, a Delaware limited liability company (“Tesuque”), APC Acquisition, LLC, a Delaware limited liability company (“APC LLC”), Atlas Pipeline Tennessee, LLC, a Pennsylvania limited liability company (“Tennessee LLC”), Slider WestOK Gathering, LLC, a Delaware limited liability company (“Slider”), Atlas Chaney Dell, LLC, a Delaware limited liability company (“Atlas Chaney”), Velma Intrastate Gas Transmission Company, LLC, a Delaware limited liability company (“Velma Intrastate”), NOARK Energy Services, LLC, an Oklahoma limited liability company (“NOARK”), Velma Gas Processing Company, LLC, a Delaware limited liability company (“Velma Gas Processing”), Atlas Pipeline NGL Holdings, LLC, a Delaware limited liability company (“NGL I”), Atlas Pipeline NGL Holdings II, LLC, a Delaware limited liability company, (“NGL II”), Atlas Midkiff, LLC, a Delaware limited liability company (“Atlas Midkiff”), Atlas Pipeline Mid-Continent WestOk, LLC, a Delaware limited liability company (“WestOk”), Atlas Pipeline Mid-Continent WestTex, LLC, a Delaware limited liability company (“WestTex”), Setting Sun Pipeline Corporation, a Delaware corporation (“Sun Pipeline”), and Atlas Pipeline Finance Corporation, a Delaware corporation (“Finance Co.”) has been duly organized and is validly existing and in good standing as a corporation or limited liability company under the laws of the jurisdiction of its organization, with full power and authority to own or lease, as the case may be, and to operate its respective properties and to conduct its business, and is duly registered or qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, each of Mid-Continent Holdings, APL Barnett, Pecos Pipeline, Tesuque, Laurel Mountain, Tennessee LLC, APC LLC, Mid-Continent LLC, Slider, NOARK, Atlas Chaney, Velma Intrastate, Velma Gas Processing, NGL I, NGL II, Atlas Midkiff, WestOk, WestTex, Sun Pipeline and Finance Co. is sometimes referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries.”

(o) The general partner of the Operating Partnership. The General Partner is the sole general partner of the Operating Partnership, and has a 1.0101% partnership interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership (the “Operating Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), other than those created by or arising under the Delaware LP Act or the Operating Partnership Agreement.

(p) The limited partner of the Operating Partnership. The Partnership is the sole limited partner of the Operating Partnership with a 98.9899% partnership interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens, other than those arising under the Revolving Credit and Term Loan Agreement among the Partnership, Wells Fargo Bank, National Association, et al. dated July 27, 2007, as amended and restated December 21, 2010 (as subsequently amended, waived or modified, the “Credit Facility”).

(q) Ownership of Subsidiaries.

(i) The Operating Partnership owns 100% of the member interests in Mid-Continent Holdings, Laurel Mountain, APC LLC and Tennessee LLC; such member interests have been duly authorized and validly issued in accordance with each entity’s respective limited liability company agreement and are fully paid (to the extent required under such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 8931 of the PA LLC Act or Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such member interests free and clear of any Liens other than those arising under the Credit Facility.

(ii) Mid-Continent Holdings owns 100% of the member interests in Mid-Continent LLC, APL Barnett, Slider, Atlas Chaney, NGL I, NGL II, and Atlas Midkiff; such member interests have been duly authorized and validly issued in accordance with each entity’s respective limited liability company agreements, and are fully paid (to the extent required by such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Mid-Continent Holdings owns such member interests free and clear of any Liens other than those arising under the Credit Facility.

(iii) Mid-Continent Holdings owns 100% of the member interests in NOARK; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NOARK (the “NOARK Agreement”) and are fully paid (to the extent required under the

NOARK Agreement) and nonassessable (except as such nonassessability may be affected by statutes of Oklahoma specifically governing limited liability companies); and Mid-Continent LLC owns such member interests free and clear of any Liens other than those arising under the Credit Facility.

(iv) Mid-Continent LLC owns 100% of the member interests of each of Velma Intrastate and Velma Gas Processing; all such member interests have been duly authorized, and validly issued in accordance with each entity’s respective limited liability company agreements and are fully paid (to the extent required by such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Mid-Continent LLC owns all of such member interests free and clear of any Liens other than those arising under the Credit Facility.

(v) APL Barnett owns 100% of the member interests of each of Pecos Pipeline and Tesuque; all such member interests have been duly authorized, and validly issued in accordance with each entity’s respective limited liability company agreements and are fully paid (to the extent required by such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and APL Barnett owns all of such member interests free and clear of any Liens other than those arising under the Credit Facility.

(vi) The Partnership owns 100% of the issued shares of capital stock of Finance Co.; all such shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and the Partnership owns such shares of capital stock free and clear of any Liens other than those arising under the Credit Facility.

(r) Subsidiary power. Each Subsidiary has full power (corporate and other) to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

(s) Duly authorized and validly issued Units. At each Applicable Time and at each Settlement Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

(t) Capitalization. The issued and outstanding limited partner interests of the Partnership consist of the Common Units (53,756,925 of which were issued and outstanding as of November 1, 2012) and the Incentive Distribution Rights as set forth in the Partnership Agreement, and such interests have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and

17-804 of the Delaware LP Act); and none of the outstanding equity interests of the Partnership were issued in violation of the preemptive or other similar rights of any security holder of the Partnership.

(u) No preemptive or other rights. Except as described in the Prospectus or as provided in agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents (in each case as in effect on the Execution Date and as the same may be amended or restated prior to the date of determination) of the Atlas Parties (the “Organizational Documents”), there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership pursuant to any agreement or other instrument to which the Partnership is a party or by which the Partnership may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, except such rights as have been waived or satisfied.

(v) No prohibition on Subsidiary dividends. No Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital stock or equity interests, as the case may be, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as provided by applicable laws or regulations, the Credit Facility or as disclosed in the Registration Statement and the Prospectus.

(w) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership.

(x) Authority. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus. At each Settlement Date, all action required to be taken by the Partnership or its partners for (i) the due and proper authorization, execution and delivery of this Agreement, (ii) the authorization, issuance, sale and delivery of the Units and (iii) the consummation of the other transactions contemplated hereby shall have been duly and validly taken.

(y) No convertible securities or warrants. Except for rights to acquire securities under the Partnership’s long-term incentive plans or as otherwise disclosed in the Registration Statement and the Prospectus, there are no outstanding (i) securities or obligations of the Partnership convertible into or exchangeable for any equity interests of the Partnership, (ii) warrants, rights or options to subscribe for or purchase from the Partnership any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Partnership to issue any such equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(z) No consents. No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over any of the Atlas Parties or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution delivery and performance of, or the consummation by the Partnership of the transactions contemplated by this Agreement, except (i) such as have been obtained under the Act, (ii) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units in the manner contemplated herein and in the Prospectus and (iii) such that the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.

(aa) No conflicts. The execution, delivery and performance by the Partnership of this Agreement, the issuance and sale of the Units and the compliance by the Partnership with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in a breach or violation of, or constitute a default under, (i) any indenture, mortgage, deed of trust or loan agreement, stockholders’ agreement or any other agreement or instrument to which any of the Atlas Parties is a party or by which any of the Atlas Parties is bound or any of their respective properties are subject, (ii) the Organizational Documents of any of the Atlas Parties, or (iii) any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to any Atlas Party.

(bb) No liens. The execution, delivery and performance by the Partnership of this Agreement, the issuance and sale of the Units and the compliance by the Partnership with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any Liens upon any property or assets of the Atlas Parties.

(cc) Independent public accountant. Grant Thornton LLP, who has certified the financial statements included or incorporated by reference in the Registration Statement and the Prospectus and delivered its report with respect to the audited financial statements of the Partnership and its consolidated subsidiaries, is an independent public accountant with respect to the Partnership as required by the Act and the Public Company Accounting Oversight Board.

(dd) Financial statements. The financial statements (including the notes thereto) and other financial information of the Partnership and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) fairly present the financial position, results of operations, cash flows and changes in equity interests of the Partnership and its consolidated subsidiaries as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development which has had or could reasonably be expected to have a Material Adverse Effect; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto) and comply as to form with the applicable accounting requirements of Regulation S-X under the Act; the information set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference in the Registration Statement and the Prospectus has been fairly extracted from the financial statements of the Partnership and its consolidated subsidiaries, fairly presents the information included therein and has been compiled on a basis consistent with that of the audited financial statements included, or incorporated by reference, in the Registration Statement and the Prospectus.

(ee) Incorporated documents. The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or, when so filed, will comply, as the case may be, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Registration Statement on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, did not and will not, as of such time or dates, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(ff) No material transaction, repurchase or distribution. Subsequent to the date as of which information is given in the Registration Statement and the Prospectus, (i) none of the Atlas Parties has incurred any material liability or obligation, direct or contingent, or entered into any material transaction in each case not in the ordinary course of business; (ii) the Partnership has not purchased any of its outstanding equity interests and, except for regular quarterly distributions to its unitholders and general partner in amounts per unit that are consistent with past practice, has not declared, paid or otherwise made any dividend or distribution of any kind; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Partnership and its subsidiaries, in each case except as disclosed in the Registration Statement and the Prospectus.

(gg) Books and records; accounting controls. The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) Disclosure controls. The Partnership maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), that (i) are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated subsidiaries, is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of the General Partner to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the Partnership’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they are established.

(ii) No deficiency in internal controls. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the Partnership’s most recently-filed Annual Report on Form 10-K, the Partnership is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership.

(jj) Compliance with the Exchange Act. The Partnership is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The documents incorporated or deemed to be incorporated by reference in the Prospectus at the time they were filed with the Commission complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and, when read together with the other information in the Prospectus do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(kk) Authorization, execution and enforceability of the Organizational Documents. The Partnership Agreement, Operating Partnership Agreement and each limited liability company agreement or bylaws of the Subsidiaries, as the case may be, has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”).

(ll) No legal actions. No legal or governmental proceedings or investigations are pending or, to the Partnership’s knowledge, threatened to which any Atlas Party is a party or to which any of the properties of any of the Atlas Parties is subject, other than proceedings accurately described in the Prospectus and such proceedings or investigations that would not, individually or in the aggregate, result in a Material Adverse Effect or prevent or result in the suspension of the offering and issuance of the Units.

(mm) No undisclosed relationships. There are no relationships, direct or indirect, between or among any of the Atlas Parties, on the one hand, and the respective directors, officers, stockholders, equity interest holders, customers or suppliers of any of the Atlas Parties, on the other hand, that are required to be disclosed in the Registration Statement or the Prospectus under the Act or in the documents incorporated by reference in the Registration Statement or the Prospectus under the Exchange Act that are not so disclosed; and there are no contracts or other documents that are required to be filed as an exhibit to or described in the Registration Statement or the Prospectus under the Act or in the documents incorporated by reference in the Registration Statement or the Prospectus under the Exchange Act that are not so described in or filed as an exhibit to such documents.

(nn) Solvency. Each of the Atlas Parties is not now nor, after giving effect to the issuance of the Units and the consummation of the transactions contemplated hereby or described in the Prospectus, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in their anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

(oo) No material adverse changes. None of the Atlas Parties has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto), any loss or interference with its business or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto); and, since such date, there has not occurred any change or development having a Material Adverse Effect.

(pp) Conformity of the Partnership’s securities. The statements included or incorporated by reference in the Registration Statement and the Prospectus under the captions “Description of Common Units” and “Our Partnership Agreement” insofar as they purport to summarize the provisions of the laws and documents referred to therein, fairly and accurately summarize the subject matter thereof, and the Units, the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(qq) Accuracy of descriptions. The statements included or incorporated by reference in the Registration Statement and the Prospectus under the captions “Material U.S. Federal Income Tax Considerations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Certain Relationships and Related Transactions, and Director Independence,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, fairly and accurately summarize the subject matter thereof in all material respects.

(rr) Title. Each of the Atlas Parties has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by it except (i) for taxes not yet payable, (ii) as described in the Registration Statement and the Prospectus, (iii) for such liens, charges, encumbrances and restrictions arising under the Credit Facility and (iv) for such liens, charges, encumbrances and restrictions as do not detract from the value thereof and do not materially interfere with the use thereof taken as a whole as such properties and assets have been used in the past and are proposed to be used in the future, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party. Any property leased by any of the Atlas Parties is held under valid, subsisting and enforceable leases, and there is no default under any such lease or any other event that with notice or lapse of time or both would constitute a default thereunder with such exceptions (i) as are not material and do not interfere with the use made and proposed to be made of such assets as they have been used as described in the Registration Statement and the Prospectus or (ii) that would not have a Material Adverse Effect.

(ss) Rights-of-way. Each of the Atlas Parties has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement and the Prospectus, with such exceptions (i) as are not material and do not interfere with the use made and proposed to be made of such assets as they have been used as described in the Registration Statement and the Prospectus or (ii) that would not have a Material Adverse Effect.

(tt) ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which any of the Atlas Parties maintains, contributes to or has any obligation to contribute to, or with respect to which any Atlas Party has any liability, direct or indirect, contingent or otherwise (a “Plan”); each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; none of the Atlas Parties has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification.

(uu) No labor disputes. Except as disclosed in the Registration Statement and the Prospectus, no labor dispute with the employees of any of the Atlas Parties exists, is imminent or is threatened, which could reasonably be expected to result in a Material Adverse Effect.

(vv) No fundamental change. No proceedings for the merger, consolidation, liquidation or dissolution of any of the Atlas Parties or the sale of all or a material part of the assets of any of the Atlas Parties or any material acquisition by any of the Atlas Parties that, in each case, are required by the Act to be disclosed in the Registration Statement and the Prospectus are pending or consummated and not so described in the Registration Statement and the Prospectus.

(ww) Intellectual property. Each of the Atlas Parties owns or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted; none of the Atlas Parties has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing.

(xx) No rate or terms of service regulation. Except as disclosed in the Registration Statement and the Prospectus, none of the Atlas Parties is subject to rate or terms of service regulation under federal or state law.

(yy) Insurance. Each of the Atlas Parties is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are customary in the business in which it is engaged; and none of the Atlas Parties has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

(zz) Licenses. Each of the Atlas Parties has complied with all laws, ordinances, regulations and orders applicable to the Atlas Parties, and their respective businesses, and none of the Atlas Parties has received any notice to the contrary; and each of the Atlas Parties possesses all certificates, authorizations, permits, licenses, approvals, orders and franchises (collectively, “Licenses”) necessary to conduct its respective business in the manner and to the full extent now operated or proposed to be operated as described in the Registration Statement and the Prospectus, issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (collectively, the “Agencies”), except where the failure to so comply or to possess such Licenses could not have a Material Adverse Effect. The Licenses are in full force and effect and no proceeding has been instituted or, to the Atlas Parties’ knowledge, is threatened or contemplated which in any manner affects or calls into question the validity or effectiveness thereof. The Licenses contain no restrictions, except for restrictions applicable to the natural gas gathering and processing industry generally, that are materially burdensome to the Atlas Parties.

(aaa) Sarbanes-Oxley Act. There is and has been no failure on the part of any Atlas Party or, to the knowledge of the Partnership, any Atlas Party’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith to the extent applicable, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(bbb) Environmental Matters.

(i) Each of the Atlas Parties is and has been in compliance with all applicable Environmental Laws, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect;

(ii) each of the Atlas Parties has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of its business (“Environmental Permits”), except where the failure to receive such Environmental Permits or such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect;

(iii) there are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permits, that are likely to interfere with the conduct of the business of any of the Atlas Parties in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permits that would, individually or in the aggregate, have a Material Adverse Effect;

(iv) there are no past or present conditions, occurrences or circumstances at, or arising out of, the businesses, assets and properties of each Atlas Party or any business, assets or properties formerly leased, operated or owned by any Atlas Party, including but not limited to on-site or off-site disposal or release of any Hazardous Material, which could reasonably be expected to give rise to: (w) liabilities or obligations under any Environmental Law; (x) claims arising under any Environmental Law, including, without limitation, claims for personal injury, property damage, or damage to natural resources; (y) violations of, or failure to comply by any Atlas Party with, any Environmental Law; or (z) fines or penalties arising under any Environmental Law; except, in each case, for any noncompliance or conditions or circumstances that, individually or in the aggregate, would not result in a Material Adverse Effect.

(v) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of any of the Atlas Parties, threatened against any of the Atlas Parties under any Environmental Law that, individually or in the aggregate, would result in a Material Adverse Effect;

(vi) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated or leased by any of the Atlas Parties that, individually or in the aggregate, would result in a Material Adverse Effect;

(vii) none of the Atlas Parties has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any comparable state law; and

(viii) none of the Atlas Parties is subject to or party to any order, judgment, decree, contract or agreement which obligates it to conduct or finance any such action nor has any of them assumed by contract or agreement any obligation or liability under Environmental Law that, individually or in the aggregate, would result in a Material Adverse Effect.

(ccc) No default. None of the Atlas Parties is in violation of its Organizational Documents, and no default or breach exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, loan agreement, stockholders’ agreement or any other agreement or instrument to which each of the Atlas Parties is a party or by which any of the Atlas Parties is bound or to which any of their respective properties are subject, in each case that, individually or in the aggregate, would have a Material Adverse Effect.

(ddd) Taxes. Each of the Atlas Parties has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for each of the Atlas Parties retains adequate reserves or that would not, individually or in the aggregate, result in a Material Adverse Effect.

(eee) No registration rights. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between any of the Atlas Parties and any person granting such person the right to require any of the Atlas Parties to file a registration statement under the Act or to require any of the Atlas Parties to include any securities held by any person in any registration statement filed by the Partnership under the Act.

(fff) Investment Company Act. None of the Atlas Parties is, nor after giving effect to the offering and sale of the Units and the application of the proceeds therefrom as described in the Prospectus will any of the Atlas Parties be, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ggg) Federal Reserve regulations. None of the offering and sale of the Units, the application of the proceeds therefrom or any of the other transactions contemplated by this Agreement will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(hhh) No stamp taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Partnership of the Units.

(iii) FCPA. None of the Atlas Parties or, to the knowledge of the Atlas Parties, any director, officer, agent, employee or affiliate of any of the Atlas Parties is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Atlas Parties and, to the knowledge of the Atlas Parties, to the extent their affiliates have acted on the Atlas Parties’ behalf, such affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jjj) Money laundering. The operations of the Atlas Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the USA PATRIOT Act, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Atlas Parties with respect to the Money Laundering Laws is pending or, to the best knowledge of the Atlas Parties, threatened.

(kkk) OFAC. None of the Atlas Parties or, to the knowledge of the Atlas Parties, any director, officer, agent, employee or affiliate of any of the Atlas Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Atlas Parties will not directly or indirectly use the proceeds of the offering and sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(lll) No distribution of other offering materials. None of the Atlas Parties has distributed and, prior to the latest Settlement Date, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Prospectus or other materials, if any, permitted by the Act, including Rule 134 under the Act.

(mmm) NYSE listing of Common Units. The Common Units are listed on the New York Stock Exchange (the “NYSE”), and prior to each Settlement Date, the Units to be issued on such Settlement Date will be approved for listing on the NYSE subject only to official notice of issuance.

(nnn) Use of proceeds. Except as disclosed in the Registration Statement and the Prospectus, the Partnership does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any lender known to the Partnership to be an affiliate of Citigroup Global Markets Inc.

(ooo) XBRL. The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

The applicable statements made in any certificate signed by any officer of the General Partner on behalf of the Partnership and delivered to the Manager or counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to the Manager.

3. Sale and Delivery of Units.

(a) Sale of Units by Manager, as sales agent. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell the Units from time to time through the Manager, acting as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and the Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum amount of the Units to be sold by the Manager daily as agreed to by the Manager (in any event, together with the Units that have already been issued and sold by the Partnership pursuant to this Agreement, not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Units sold by the Manager under this Section 3(a) on the NYSE at the time of sale of such Units.

(ii) The Partnership acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Units, (B) the Manager will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Partnership.

(iii) The Partnership shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Units at a price lower than the minimum price therefor designated from time to time by the General Partner’s Managing Board (the “Board”), a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board, and notified to the Manager in writing. The Partnership or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv) The Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 of the 1933 Act Regulations (such transactions are hereinafter referred to as “Continuous Offerings”) and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and the Manager pursuant to a Terms Agreement.

(v) The compensation to the Manager for sales of the Units with respect to which the Manager acts as sales agent under this Agreement shall be 2.0 % of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Partnership may sell Units to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds due to the Partnership for such Units (the “Net Proceeds”).

(vi) The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to the Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through the Manager for settlement on such date shall be issued and delivered by or on behalf of the Partnership to the Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to the Manager’s or the Manager’s designee’s account at The Depository Trust & Clearing Corporation (“DTC”) in return for payments in same day funds delivered to the Partnership by federal funds wire transfer to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership, the Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to incorporate the disclosures contained in the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein (as modified in the manner described above), to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) Sale of offered Units by Manager, as principal. If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, the Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or the Manager unless and until the Partnership and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Terms Agreement. Each sale of the Units to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by the Manager. The commitment of the Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by the Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.

(d) Limitations on number and amount of offered Units sold. Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.

(e) Regulation M. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Blackout periods. Notwithstanding any other provision of this Agreement the Partnership shall not request the sale of any Units that would be sold, and the Manager shall not be obligated to sell, during any period in which the Partnership’s insider trading policy, as it exists at the Execution Time, would prohibit the purchases or sales of the Partnership’s Common Units by its officers or directors, or during any other period in which the Partnership is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Partnership and the Manager, for purposes of this paragraph (f) such period shall be deemed to end on the date on which the Partnership’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

4. Agreements. The Partnership agrees with the Manager that:

(a) Filing of amendment or supplement. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects. The Partnership has properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing. The Partnership will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Notice of ineligibility. If at any time when Units remain unsold by the Manager the Partnership receives from the Commission a notice or otherwise ceases to be eligible to use Form S-3, the Company will promptly notify the Manager, and the Partnership will not give the Manager instructions to sell Units under this Agreement until such time as the Partnership is again eligible to use Form S-3 for such purpose.

(c) Notice of material changes. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Manager so that any use of the Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

(d) Material misstatements or omissions in the Prospectus. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(e) Reports to security holders. As soon as practicable, the Partnership will make generally available to its security holders and to the Manager an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) Copies of the Registration Statement. The Partnership will furnish to the Manager and counsel for the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus, if any, and any supplement thereto as the Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(g) Qualification. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(h) Issuer Free Writing Prospectus. The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Manager or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) Limitation on Sale of Common Units. At any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with the Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled, the Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction without (i) giving the Manager at least five Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Manager suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by the Manager in light of the proposed transaction; provided, however, that the Partnership may issue and sell Common Units pursuant to this Agreement or any Terms

Agreement, any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution Time and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(j) Market stabilization. The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Units.

(k) Notifications to the Manager. The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager as soon as practicable after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(l) Certificates. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of clause (ii) below, or a prospectus supplement relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), (iii) the Units are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as the Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered on the applicable Representation Date, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Manager are true and correct as of such Representation Date, as though made at and as of such time (except that such certificate shall state that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as described immediately above to the time of delivery of such certificate.

(m) Opinion of Partnership Counsel. At each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Ledgewood, P.C., counsel to the Partnership

(“Partnership Counsel”), or other counsel reasonably satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) Opinion of Manager’s counsel. At each Representation Date, Vinson & Elkins L.L.P., counsel to the Manager, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o) Comfort letter. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Units are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at the Manager’s request and upon reasonable advance notice to the Partnership, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K) incorporated by reference into the Prospectus, the Partnership shall cause Grant Thornton LLP (the “Accountants”), or other independent accountants satisfactory to the Manager forthwith, to furnish, as promptly as practicable after such date, the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p) Due diligence. At each Representation Date, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Manager may reasonably request.

(q) Manager trading. The Partnership consents to the Manager trading in the Common Units for the Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(r) Disclosures in periodic reports. The Partnership will disclose in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in any other filings made by the Partnership where the Commission may require the Partnership to disclose such information, the number of Units sold through to or through the Manager under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant quarter.

(s) Failure of certain conditions. If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(f) or 6(i) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Units.

(t) Affirmation of representations and warranties. Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus as amended and supplemented relating to such Units).

(u) Partnership authority. The Partnership shall ensure that prior to instructing the Manager to sell Units that (i) the Partnership shall have obtained all necessary approvals for the offer and sale of such Units and (ii) there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, of the maximum aggregate number of Common Units authorized for issuance by the Board pursuant to the terms of this Agreement.

(v) NYSE listing. The Partnership will use its commercially reasonable efforts to cause the Common Units, including the Units, to be listed for trading on the NYSE and to maintain such listing.

(w) Exchange Act filings. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(x) DTC. The Partnership shall cooperate with Manager and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(y) Use of proceeds. The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus.

(z) Rule 424 filings. The Partnership will make all filings with respect to the Units required to be filed by the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by Rule 424.

5. Payment of Expenses. The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket expenses of the Manager, including the reasonable fees, disbursements and expenses of counsel for the Manager in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.

6. Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Partnership of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused the Partnership Counsel, to furnish to the Manager, on every date specified in Section 4(m) of this Agreement, its opinion, dated as of such date and addressed to the Manager, to the effect that:

(i) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

(ii) each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act, with full partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus, and is duly registered or qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect;

(iii) the General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business and to act as general partner of the Partnership and the Operating Partnership, and is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect;

(iv) the General Partner is the sole general partner of the Partnership with a 1.0101% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Partnership Agreement;

(v) each of the Subsidiaries has been duly organized and is validly existing and in good standing as a corporation or limited liability company under the laws of the jurisdiction of its organization, with full power and authority to own or lease, as the case may be, and to operate its respective properties and to conduct its business, and is duly registered or qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect;

(vi) the General Partner is the sole general partner of the Operating Partnership, and has a 1.0101% partnership interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Operating Partnership Agreement;

(vii) the Partnership is the sole limited partner of the Operating Partnership with a 98.9899% partnership interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act, the Operating Partnership Agreement or the Credit Facility;

(viii) the Partnership owns, directly or indirectly, the equity interests of the Subsidiaries as set forth in Section 2 hereof free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware, Oklahoma or Pennsylvania, naming the applicable owner of such Subsidiary as debtor is on file in the office of the Secretary of State of Delaware, Oklahoma or Pennsylvania, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Credit Facility, the Delaware LLC Act, the DGCL, the Oklahoma Limited Liability Company Act or the Pennsylvania Limited Liability Company Act. Such equity interests were duly authorized and validly issued in accordance with the Subsidiary Organizational Documents, and all such equity interests (other than general partner interests) are fully paid (to the extent required under the Subsidiary Organizational Documents) and nonassessable (except as such nonassessability may be affected by the Delaware LLC Act, the DGCL, the Oklahoma Limited Liability Company Act or the Pennsylvania Limited Liability Company Act, as applicable);

(ix) the Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions;

(x) the equity interests of the Partnership conform to the description thereof contained in the Prospectus; the outstanding Common Units have been duly and validly authorized and issued and are fully paid and nonassessable; the Units have been duly and validly authorized, and, when issued and delivered to and paid for by the Manager pursuant to this Agreement and any Terms Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); the Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE; the holders of outstanding Common Units are not entitled to preemptive or other rights to subscribe for the Units; and, to the knowledge of such counsel, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, ownership interests in the Partnership are outstanding;

(xi) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or the Subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus under the headings “Material U.S. Federal Income Tax Considerations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Certain Relationships and Related Transactions, and Director Independence,” insofar as they constitute descriptions of contracts or legal proceedings or refer to statements of law or legal conclusions, fairly summarize the matters therein described in all material respects;

(xii) this Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Partnership;

(xiii) the Partnership is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(xiv) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Manager in the manner contemplated in this Agreement and any Terms Agreement, the Prospectus (as to which such counsel need not express an opinion) and such other approvals (specified in such opinion) as have been obtained;

(xv) neither the issue and sale of the Units, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any Lien upon any property or assets of the Partnership or the Subsidiaries pursuant to, (i) the Organizational Documents of the Atlas Parties, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument listed as an exhibit to the Registration Statement or the documents incorporated by reference in the Registration Statement or the Prospectus under the Exchange Act, or (iii) any statute, law, rule, regulation, or, to the knowledge of such counsel, any judgment, order or decree applicable to any Atlas Party of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any Atlas Party or any of its properties, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation, default or Lien that would not, individually or in the aggregate, have a Material Adverse Effect;

(xvi) the statements in the Registration Statement and the Prospectus under the captions “Description of Common Units” and “Our Partnership Agreement” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects, and the Units, the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

(xvii) the opinion of Ledgewood, P.C. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Manager may rely upon such opinion as if it were addressed to the Manager; and

(xviii) no holders of securities of the Partnership have rights to the registration of such securities under the Registration Statement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania, the Delaware LLC Act, the Delaware LP Act, the DGCL or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Manager and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the General Partner on behalf of the Partnership and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Settlement Date.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the General Partner and the Partnership, representatives of the independent public accountants of the General Partner and the Partnership and the Manager’s representatives and counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel that lead it to believe that:

(A) the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(B) the Prospectus, as of its date and as of the date of the opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included or incorporated by reference in the Registration Statement and the Prospectus or (ii) any other financial or statistical information included or incorporated by reference in the Registration Statement and the Prospectus.

(c) The Manager shall have received from Vinson & Elkins L.L.P., counsel for the Manager, on every date specified in Section 4(n) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Partnership shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(l) of this Agreement, a certificate of the Partnership, signed by the Chief Executive Officer and the Chief Financial Officer, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) subject to modification to incorporate the disclosures contained in the Registration Statement and the Prospectus, as amended as of such date, the representations and warranties of the Partnership in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Registration Statement and the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(e) The Partnership shall have requested and caused the Accountants to have furnished to the Manager, on every date specified in Section 4(o) hereof and to the extent requested by the Manager in connection with any offering of the Units, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to the Manager, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of any unaudited interim financial information of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus in accordance with Statement on Auditing Standards No. 100, and containing other statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters.

(f) Since the respective dates as of which information is disclosed in the Registration Statement and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto).

(g) Between the Execution Time and the time of any sale of Units through the Manager, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i) The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Manager.

(j) Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Vinson & Elkins L.L.P., counsel for the Manager, at 1001 Fannin, Suite 2500, Houston, Texas 77002, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Partnership agrees to indemnify and hold harmless the Manager, the directors, officers, employees and agents of the Manager, each affiliate of the Manager who has participated in the distribution of the Units, each broker-dealer affiliate of the Manager, each other affiliate of the Manager within the meaning of Rule 405 of the Act and each person who controls the Manager within the meaning of either the Act or the

Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by the Manager specifically for inclusion therein, which information is specified in Section 18 hereof. The foregoing indemnity will be in addition to any liability that the Partnership may otherwise have.

(b) The Manager agrees to indemnify and hold harmless the Partnership, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to the Manager, but only with reference to written information relating to the Manager furnished to the Partnership by the Manager specifically for inclusion in the documents referred to in the foregoing indemnity, which information is specified in Section 18 hereof. This indemnity agreement will be in addition to any liability which the Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by the Manager on the other from the offering of the Units; provided, however, that in no case shall the Manager be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Units purchased by the Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Manager shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of the Partnership shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through the Manager for the Partnership, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Units by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i)

trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Partnership, will be mailed, delivered or telefaxed to Atlas Pipeline Partners, L.P., General Counsel (fax no.: (918) 925-3851) and confirmed to it at Atlas Pipeline Partners, 100 W. 7th St., Suite 2300, Tulsa, Oklahoma 74119, attention: General Counsel.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12. No fiduciary duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities and not as a fiduciary of the Partnership and (c) the Partnership’s engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement, together with the letter agreement dated the date hereof between the Partnership and the Manager, and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Partnership and the Manager with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. The Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18. Information Furnished by the Manager. The Partnership acknowledges that the following statements set forth in the Prospectus constitute the only information furnished by or on behalf of the Manager as such information is referred to in Sections 2(c), 7(a) and 7(c) hereof: the name of the Manager.

19. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Environmental Law” shall mean the common law and all applicable federal, state and local laws or regulations, codes, ordinances, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety, the environment or natural resource damages including, without limitation, those relating to (i) emissions, discharges, releases or threatened releases of Hazardous Material in or into the environment (including, without limitation, ambient air, surface water, groundwater, drinking water, land surface or subsurface strata, and natural resources such as wetlands, flora and fauna) or exposure thereto, (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, handling or recycling of Hazardous Material, and (iii) underground or aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Hazardous Material” shall mean any substance, material, pollutant, contaminant, chemical, constituent or waste, including without limitation, petroleum, including crude oil or any fraction thereof, and petroleum products, natural gas and natural gas liquids, subject to regulation under or which could give rise to liability under Environmental Law.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean the preliminary prospectus referred to in Section 2(a) above contained in the Registration Statement at its first effective date and at the Execution Time.

“Prospectus” shall mean the statutory final prospectus that discloses the terms of the offering of the Units and otherwise satisfies Section 10(a) of the Act that was filed pursuant to Rule 424(b) at or prior to the Execution Time, together with any prospectus supplement subsequently filed thereto.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153,” “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and the Manager.

Very truly yours,

ATLAS PIPELINE PARTNERS, L.P.

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Robert W. Karlovich, III
	Name:	Robert W. Karlovich, III
	Title:	Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Citigroup Global Markets Inc.

By:	Citigroup Global Markets Inc.

By:	/s/ Dan Hamilton
	Name:	Dan Hamilton
	Title:	Vice President

SCHEDULE I

Schedule of Free Writing Prospectuses

None.

[Form of Terms Agreement]	ANNEX I

ATLAS PIPELINE PARTNERS, L.P.

Common Units Representing Limited Partner Interests

TERMS AGREEMENT

            , 20

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Dear Sirs:

Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated [—], 2012 (the “Equity Distribution Agreement”), between the Partnership and Citigroup Global Markets Inc., to issue and sell to Citigroup Global Markets Inc. the securities specified in the Schedule I hereto (the “Purchased Units”) [, and solely for the purpose of covering over-allotments, to grant to Citigroup Global Markets Inc. the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Units”)]. [Include only if Citigroup Global Markets Inc. has an over-allotment option]

[Citigroup Global Markets Inc. shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per unit to be paid by Citigroup Global Markets Inc. to the Partnership for the Purchased Units. This option may be exercised by Citigroup Global Markets Inc. at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Units of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.] [Include only if Citigroup Global Markets Inc. has an over-allotment option]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by Citigroup Global Markets Inc., as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any

Option Closing Date] [Include only if Citigroup Global Markets Inc. has an over-allotment option], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if Citigroup Global Markets Inc. has an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units] [Include only if Citigroup Global Markets Inc. has an over-allotment option], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to Citigroup Global Markets Inc. and the latter agrees to purchase from the Partnership the number of Units of the Purchased Units at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership.

ATLAS PIPELINE PARTNERS, L.P.

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:
Name:
Title:

ACCEPTED as of the date first written above.

Citigroup Global Markets Inc.

By:
Name:
Title:

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:

Common Units Representing Limited Partner Interests

Number of Purchased Units:

[Number of Additional Units:]

[Price to Public:]

Purchase Price by Citigroup Global Markets Inc.:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Units to the Manager’s account at The Depository Trust Partnership in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinion referred to in Section 4(l).

(2)	The opinion referred to in Section 4(m).

(3)	The accountants’ letter referred to in Section 4(n).

(4)	The officers’ certificate referred to in Section 4(k).

(5)	Such other documents as the Manager shall reasonably request.